Exhibit 3.1

AMENDED BYLAWS

OF

LE@P TECHNOLOGY, INC.

ARTICLE I
OFFICES

Section 1.01 Offices.  The address of the registered office of Le@P Technology, Inc. (hereinafter called the "Corporation") in the State of Delaware shall be at 1209 Orange Street, Wilmington, New Castle County, Delaware 19801.  The Corporation may have other offices, both within and without the State of Delaware, as the board of directors of the Corporation (the "Board of Directors") may from time to time determine or as the business of the Corporation may require.

Section 1.02  Books and Records.  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account and minute books, may be maintained on any information storage device or method; provided that the records so kept can be converted into clearly legible paper form within a reasonable time.  The Corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II
MEETINGS OF THE STOCKHOLDERS

Section 2.01  Place of Meetings. All annual and special meetings of the stockholders shall be held at such place, if any, either within or without the State of Delaware, as shall be designated from time to time by resolution of the Board of Directors and stated in the notice of meeting.

Section 2.02 Annual Meetings.

(a)
Date and Location.  An annual meeting of the stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such date and time as shall be determined by the Board of Directors and stated in the notice of the meeting.  Any failure to hold an annual meeting of stockholders as provided under these amended bylaws of the Corporation (the “Bylaws”) or pursuant to applicable law shall not affect the validity of any corporate action, or the authority of the Board of Directors or any officer of the Corporation, and shall not work a forfeiture on or dissolution of the Corporation.

(b)
Timely Notice of Business to be Conducted.  At any annual meeting of the stockholders, only such nominations of persons for the election of directors and only such other business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before an annual meeting, nominations or such other business must be: (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors or any authorized committee thereof, (ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors or any authorized committee thereof, or (iii) otherwise properly brought before an annual meeting by a stockholder who is a stockholder of record of the Corporation at the time such notice of meeting is delivered, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 2.02.  In addition, any proposal of business (other than the nomination of persons for election to the Board of Directors) must be a proper matter for stockholder action.  For business (including, but not limited to, director nominations) to be properly brought before an annual meeting by a stockholder, the stockholder or stockholders of record intending to propose the business (the "Proposing Stockholder") must have given timely notice thereof pursuant to this Section 2.02 in writing to the secretary of the Corporation (the “Secretary”) even if such matter is already the subject of any notice to the stockholders or Public Disclosure (defined below) from the Board of Directors.  To be timely, a Proposing Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation: (x) not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the anniversary of the previous year's annual stockholders meeting if such meeting is to be held on a day which is not more than 30 days in advance of the anniversary of the previous year's annual meeting and not later than 70 days after the anniversary of the previous year's annual meeting; and (y) with respect to any other annual meeting of stockholders, the close of business on the tenth day following the date of Public Disclosure of the date of such meeting.  In no event shall the Public Disclosure of an adjournment or postponement of an annual meeting commence a new notice time period (or extend any notice time period).  As used herein, “Public Disclosure” means a disclosure made by the Corporation in a press release reported by the Dow Jones News Services, The Associated Press or a comparable national news or wire service or in a document filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

(c)
Stockholder Nominations – Content of Notice.  For the nomination of any person or persons for election to the Board of Directors, a Proposing Stockholder's notice to the Secretary must set forth (i) the name, age, business address and residence address of each nominee proposed in such notice, (ii) the principal occupation or employment of each such nominee, (iii) the number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any), (iv) such other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed under Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, (v) the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected, and (vi) as to the Proposing Stockholder: (A) the name and address of the Proposing Stockholder as they appear on the Corporation's books and of the beneficial owner, if any, on whose behalf the nomination is being made, (B) the class and number of shares of the Corporation which are owned by the Proposing Stockholder (beneficially and of record) and owned by the beneficial owner, if any, on whose behalf the nomination is being made, as of the date of the Proposing Stockholder's notice, and a representation that the Proposing Stockholder will notify the Corporation in writing of the class and number of such shares owned of record and beneficially as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (C) a description of any agreement, arrangement or understanding with respect to such nomination between or among the Proposing Stockholder and any of its affiliates or associates, and any others (including their names) acting in concert with any of the foregoing, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (D) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Proposing Stockholder's notice by, or on behalf of, the Proposing Stockholder or any of its affiliates or associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of the Proposing Stockholder or any of its affiliates or associates with respect to shares of stock of the Corporation, and a representation that the Proposing Stockholder will notify the Corporation in writing of any such agreement, arrangement or understanding in effect as of the record date for the meeting promptly following the later of the record date or the date notice of the record date is first publicly disclosed, (E) a representation that the Proposing Stockholder is a holder of record of shares of the Corporation entitled to vote at the meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, and (F) a representation whether the Proposing Stockholder intends to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation's outstanding capital stock required to approve the nomination and/or otherwise to solicit proxies from stockholders in support of the nomination.  The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder's understanding of the suitability and independence, or lack thereof, of such nominee.

(d)
Other Stockholder Proposals – Content of Notice.  For all business other than director nominations, a Proposing Stockholder's notice to the Secretary shall set forth as to each matter the Proposing Stockholder proposes to bring before the annual meeting: (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) any other information relating to such stockholder and beneficial owner, if any, on whose behalf the proposal is being made, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for the proposal and pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder and (iii) the information required by Section 2.02(c)(vi) above.

(e)
Proxy Rules.  The foregoing notice requirements of Section 2.02(d) shall be deemed satisfied by a stockholder with respect to business other than a director nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with the applicable rules and regulations promulgated under Section 14(a) of the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting.

(f)
Effect of Noncompliance.  Notwithstanding anything in these Bylaws to the contrary: (i) no nominations shall be made or business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 2.02, and (ii) unless otherwise required by law, if a Proposing Stockholder intending to propose business or make nominations at an annual meeting pursuant to this Section 2.02 does not provide the information required under this Section 2.02 to the Corporation promptly following the later of the record date or the date notice of the record date is first publicly disclosed, or the Proposing Stockholder (or a qualified representative of the Proposing Stockholder) does not appear at the meeting to present the proposed business or nominations, such business or nominations shall not be considered, notwithstanding that proxies in respect of such business or nominations may have been received by the Corporation. The requirements of this Section 2.02 shall apply to any director nominations or other business to be brought before an annual meeting by a stockholder whether such nominations or business are to be included in the Corporation's proxy statement pursuant to Rule 14a-8 of the Exchange Act or presented to stockholders by means of an independently financed proxy solicitation.  The requirements of this Section 2.02 are included to provide the Corporation notice of a stockholder's intention to bring business or nominations before an annual meeting and shall in no event be construed as imposing upon any stockholder the requirement to seek approval from the Corporation as a condition precedent to bringing any such business or make such nominations before an annual meeting.

Section 2.03 Special Meetings.  Except as otherwise required by law or by or pursuant to the Corporation’s Certificate of Incorporation (as amended and/or restated from time to time, the “Certificate of Incorporation”), the Corporation shall not be required to call or hold a special meeting of stockholders of the Corporation unless (in addition to any other requirement(s) of applicable law or as required under the Certificate of Incorporation) (i) the holders of not less than twenty five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the special meeting sign, date and deliver to the Secretary one or more written demands for the meeting describing the purpose or purposes for which it is to be held; or (ii) the meeting is called by (a) the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors, (b) the Corporation's chairman of the Board of Directors (the “Chairman of the Board”) or president (the “President”), or (c) the Secretary upon the written request of any two or more members of the Board of Directors.  Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting (x) by or at the direction of the Board of Directors or any authorized committee thereof or (y) provided that the Board of Directors has determined that directors shall be elected at such special meeting, by any stockholder of the Corporation who is a stockholder of record at the time the notice provided for in this Section 2.03 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in Section 2.02(c) and this Section 2.03.  In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more members of the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder's notice required by Section 2.02(c) shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day prior to such special meeting and not earlier than the close of business on the later of the 120th day prior to such special meeting or the 10th day following the date of Public Disclosure of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting.  In no event shall the Public Disclosure of an adjournment or postponement of a special meeting commence a new time period (or extend any notice time period).

Section 2.04 Adjournments.  Any meeting of the stockholders, whether annual or special, may be adjourned from time to time, by the chairman of (or other person authorized to preside over) such meeting, to reconvene at the same or some other place, if any, and, except as provided in this Section 2.04, notice need not be given of any such adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.  If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 2.05 Notice and Waiver of Notice of Meetings.

(a)
Notice of Meetings.  Notice of the place, if any, date, hour, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and means of remote communication, if any, of every meeting of stockholders shall be given by the Corporation not less than 10 days nor more than 60 days before the meeting (unless a different time is specified by law) to every stockholder entitled to vote at the meeting as of the record date for determining the stockholders entitled to notice of the meeting. Notices of special meetings shall also specify the purpose or purposes for which the meeting has been called. Except as otherwise provided herein or permitted by applicable law, notice to stockholders shall be in writing and delivered personally or mailed to the stockholders at their address appearing on the books of the Corporation.  Without limiting the manner by which notice otherwise may be given effectively to stockholders, notice of meetings may be given to stockholders by means of electronic transmission in accordance with applicable law.  Whenever notice is required to be given to any stockholder to whom (i) notice of two consecutive annual meetings, and all notices of meetings or of the taking of action by written consent to such person between such two consecutive annual meetings, or (ii) all, and at least two payments (if sent by First Class Mail) of dividends or interest on securities during a twelve-month period, have been mailed addressed to such person at his or her address as shown on the records of the Corporation and, in either such case, have been returned as undeliverable, the giving of such notice to such person shall not be required.  Any action or meeting which shall be taken or held without notice to such person shall have the same force and effect as if such notice had been duly given. If any person shall deliver to the Corporation a written notice setting forth his or her then-current address (together with proof that such person is a stockholder of record of the Corporation), the requirement that notice be given to such person shall be reinstated.

(b)
Waiver of Notice.  A stockholder may waive any notice of any meeting before or after the date and time specified in the written notice of meeting.  Any such waiver of notice must be in writing, be signed by the stockholder entitled to the notice and be delivered to the Corporation for inclusion in the minutes or other appropriate corporate records.  Neither the business to be transacted at, nor the purpose of, any stockholders’ meeting need be specified in any written waiver of notice.  Attendance of a stockholder at a meeting, whether annual or special, shall constitute a waiver of (a) lack of, failure to receive or defective notice of or regarding such meeting, unless the stockholder objects at the beginning of the meeting to holding the meeting or to the transaction of business at the meeting, or (b) objection (or any right to object) to consideration of a particular matter or matters at a meeting that is or are not within the purpose or purposes described in the meeting notice, if any, unless the person objects to consideration of such matter when it is first  presented.

Section 2.06 List of Stockholders.  After fixing a record date for a meeting of stockholders, the officer of the Corporation who has charge of the stock ledger shall prepare a complete list of the stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order, and showing the address of each stockholder and the number of shares of each class and series (as applicable) of capital stock of the Corporation registered in the name of each stockholder at least ten days before any meeting of the stockholders.  Such list shall be open to the examination of any stockholder or his or her properly appointed agent or attorney, for any purpose germane to the meeting, on a reasonably accessible electronic network if the information required to gain access to such list was provided with the notice of the meeting or during ordinary business hours, at the principal place of business of the Corporation for a period of at least ten days before the meeting.  If the meeting is to be held at a place, the list shall also be produced and kept at the time and place of the meeting the whole time thereof and may be inspected by any stockholder who is present.  If the meeting is held solely by means of remote communication, the list shall also be open for inspection by any stockholder during the whole time of the meeting as provided by applicable law.  Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger and the list of stockholders or to vote in person or by proxy at any meeting of stockholders.  A stockholder may not sell or otherwise use or distribute any information or records inspected under this Section 2.06, except to the extent that such use (or sale or distribution) is for a proper purpose, as provided under the General Corporation Law of the State of Delaware.

Section 2.07 Quorum.  Unless otherwise required by law, the Certificate of Incorporation or these Bylaws, at each meeting of the stockholders, a majority in voting power of the shares of the Corporation entitled to vote on a matter (and, where a separate vote by a class or classes or series is required, a majority in voting power of the outstanding shares of such class or classes or series), represented in person or by proxy, shall constitute a quorum entitled to take action on that matter at a meeting of the stockholders.  If, however, such quorum shall not be present or represented at any meeting of the stockholders, the chairman of (or other person authorized to preside over) the meeting or the vote of the holders of a majority of the shares represented shall have power to adjourn the meeting from time to time, in the manner provided in 0, until a quorum shall be present or represented.  A quorum, once established, shall not be broken or diminished by the subsequent withdrawal of enough votes to leave less than a quorum.  At any such adjourned meeting at which there is a quorum, any business may be transacted that might have been transacted at the meeting originally called.

Section 2.08  Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of the stockholders as it shall deem appropriate, which rules and regulations shall govern the conduct of such meeting.  At every meeting of the stockholders, the Chairman of the Board, or in his or her absence or inability to act, the Corporation’s President, or in his or her absence or inability to act, the Corporation’s vice president (a “Vice President”) with the longest tenure as such, or, in his or her absence or inability to act, the person whom the Chairman of the Board or the Board shall appoint, shall act as chairman of, and preside at, the meeting.  The Secretary or, in his or her absence or inability to act, the person whom the chairman of the meeting shall appoint secretary of the meeting, shall act as secretary of the meeting and keep the minutes thereof.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts and things as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present; (d) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

Section 2.09 Voting of Shares and Proxies.

(a)
Vote Required and Proxies.  If a quorum is present, then, unless otherwise required by law or the Certificate of Incorporation, the election of directors shall be by written ballot if so required by the Board of Directors and shall be decided by a plurality of the votes cast at a meeting of the stockholders by the holders of capital stock entitled to vote in the election in accordance with the Certificate of Incorporation.  If a quorum is present, then, unless otherwise required by law, the Certificate of Incorporation or these Bylaws, any matter, other than the election of directors, brought before any meeting of stockholders shall be decided by the affirmative vote of the majority of the voting power of shares present in person or represented by proxy at the meeting and entitled to vote on the matter.  Each stockholder entitled to vote at a meeting of stockholders or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy.  Any such stockholder may appoint a proxy to vote or otherwise act for such stockholder by (i) signing an appointment form, either personally or by his or her attorney-in-fact, and (ii) transmitting the executed appointment form (or a copy or reproduction of such form), via mail, facsimile, courier, telegram, cablegram or other means of electronic transmission appearing (in the judgment of the Corporation or its officers or agents) to have been authorized by such person, to the Secretary or, where an officer, person, organization or agent has been designated by the Corporation to receive proxies, to such designated officer, person, organization or agent.  An appointment of a proxy is effective when received by the Secretary or such other officer or agent who is authorized to tabulate votes, and shall be valid for up to three years, unless a longer period is expressly provided in the proxy appointment form.  The death or incapacity of the stockholder appointing a proxy shall not affect the right of the Corporation to rely upon and accept the proxy’s authority unless notice of the death or incapacity is received by the Secretary or other officer or agent authorized to tabulate votes before the proxy exercises his or her authority under the appointment.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by delivering to the Secretary a revocation of the proxy or a new proxy bearing a later date.  If an appointment form expressly provides for such, any proxy holder may appoint, in writing, a substitute to act in his or her place.

(b)
Voting of Shares.  A stockholder may vote at any meeting of the stockholders, either in person or by proxy, or, to the extent permitted by applicable law and the Certificate of Incorporation, may consent by and through a written consent without a stockholders meeting.  Only shares of capital stock entitled to vote (or to voting power) shall entitle the holder thereof to vote, consistent with the right and power to vote such shares of capital stock as provided in the Certificate of Incorporation.  Shares standing in the name of another corporation, domestic or foreign, may be voted by the officer, agent or proxy designated by the bylaws of such corporate stockholder or, in the absence of any applicable bylaw, by such person or persons as the board of directors of the corporate stockholder may designate by properly authorized resolution.  In the absence of any such designation or, in case of conflicting designations by the corporate stockholder, the chairman of the board, the president, any vice president, the secretary and the treasurer of the corporate stockholder, in that order, shall be presumed to be fully authorized to vote such shares.  Shares held by an administrator, executor, guardian, personal representative, or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name.  Shares standing in the name of a trust, domestic or foreign, may be voted by the trustee(s) of such trust or by such person or persons as the trustee(s) of the trust may designate by properly authorized resolution.  Subject to specific procedures adopted by the Board of Directors pursuant to applicable law, nothing contained herein shall prevent trustees or other fiduciaries holding shares registered in the name of a nominee from causing such shares to be voted by such nominee as the trustee or other fiduciary may direct.  Such nominee may vote shares as directed by a trustee or other fiduciary without the necessity of transferring the shares to the name of the trustee or other fiduciary.  Shares standing in the name of a trustee (or in the name of a trust, where the trustee is clearly identified as the stockholder of record) may be voted by such trustee, either in person or by proxy.  Shares held by or under the control of a receiver, a trustee in bankruptcy proceedings, or an assignee for the benefit of creditors may be voted by such person without the transfer thereof into his or her name.  If shares stand of record in the names of two or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in common, tenants by the entirety or otherwise, or if two or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, then acts with respect to voting shall have the following effect:  (a) if only one votes, in person or by proxy, his/her act binds all; (b) if more than one votes, in person or by proxy, the act of the majority so voting binds all; or (c) if more than one votes, in person or by proxy, but the vote is evenly split on any particular matter, each faction is entitled to vote the share or shares in question proportionally.  For purposes of rights to receive notices, and rights and powers to vote or exercise voting rights, to act by written consent or to take comparable or similar action as a holder or owner of shares, a stockholder of the Corporation shall be the holder of record of such shares, as reflected in the Corporation’s stock transfer books and records, and not (if different) the beneficial owner or holder of any equitable interest in or with respect to the shares.  The principles of this Section shall apply, insofar as possible, to the execution of proxies, waivers, written consents, or objections and for the purpose of ascertaining the presence of a quorum.

Section 2.10  Inspectors at Meetings of Stockholders.  The Board of Directors, in advance of any meeting of stockholders, may, and shall if required by law, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof.  The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting, the person presiding at the meeting may, and shall if required by law, appoint one or more inspectors to act at the meeting. In the absence of a specific appointment, the Secretary of the Corporation shall serve as the inspector.  Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability.  The inspectors shall (a) ascertain the number of shares outstanding and the voting power of each, (b) determine the shares represented at the meeting and entitled to vote, the existence of a quorum and the validity of proxies and ballots, (c) count all votes and ballots, (d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors, and (e) certify their determination of the number of shares represented at the meeting and their count of all votes and ballots.  The inspector(s) may appoint or retain other persons or entities to assist the inspectors in the performance of their duties.  Unless otherwise authorized by the Board of Directors, the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting.  No ballot, proxies, votes or any revocation thereof or change thereto, shall be accepted by the inspector(s) after the closing of the polls unless the Court of Chancery of the State of Delaware upon application by a stockholder shall determine otherwise.  In determining the validity of and counting of proxies and ballots (including voting power of shares) cast at any meeting of stockholders, the inspector(s) may consider such information as is permitted by applicable law.  The Corporation, and any officer or agent (including the Secretary and any inspector or judge) who accepts or rejects a vote, ballot, written consent, waiver or proxy appointment in good faith and (as applicable) consistent with the stock transfer books and records of the Corporation, or who otherwise acts in accordance with the standards provided by applicable law, shall not be liable in damages to any person for the consequences of the acceptance or rejection.  Any and all corporate action(s) based on the acceptance or rejection of a vote, ballot, written consent, waiver, or proxy appointment under this Section 2.10 is valid unless a court of competent jurisdiction, based on proper evidentiary showing, determines otherwise.

Section 2.11  Fixing the Record Date.

(a)
In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to demand a special meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting or the particular action requiring such determination of stockholders is to be taken.  If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote therewith at the adjourned meeting.

(b)
In order that the Corporation may determine the stockholders entitled to consent to action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting: (i) when no prior action by the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery (by hand, or by certified or registered mail, return receipt requested) to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded; and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE III
BOARD OF DIRECTORS

Section 3.01  General Powers.  The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by law or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.  The Board of Directors may adopt such rules and procedures, not inconsistent with the Certificate of Incorporation, these Bylaws or applicable law, as it may deem proper for the conduct of its meetings and the management of the business and affairs of the Corporation.  Directors must be natural persons who are at least 18 years of age but need not be residents of Delaware or stockholders of the Corporation.

Section 3.02  Number, Election and Term of Office. The Board of Directors shall consist of not less than three and not more than 11 directors, the number thereof to be determined from time to time by resolution of the Board of Directors; provided, however, no incumbent director shall be removed by reason of a resolution reducing the number of directors unless such removal is made pursuant to these Bylaws.  Unless otherwise fixed by resolution of the Board of Directors, the Board of Directors shall consist of five members.  Directors shall be elected annually in accordance with (and not inconsistent with) the Certificate of Incorporation at the annual meeting of the Corporation’s stockholders, except as provided in Section 2.03 (regarding special stockholder meetings called and held in accordance with such section) or Section 3.03 (providing for the Board of Directors to fill any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors), and each director elected shall hold office for the term for which he or she is elected and until his or her successor is elected and qualified or until his or her earlier resignation, removal from office or death.  Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors at a meeting at which a quorum is present.  If for any cause or reason directors shall not have been elected at the annual meeting, they may be elected as soon thereafter as convenient at a special meeting of stockholders called for that purpose.

Section 3.03  Newly Created Directorships and Vacancies. Subject to any limitations set forth in the Certificate of Incorporation, any newly created directorships resulting from an increase in the authorized number of directors and any vacancies occurring in the Board of Directors may be filled (i) by the affirmative vote of a majority of the remaining members of the Board of Directors of the class in question (i.e., Class A or Class B) being filled, although less than a quorum, or (ii) by an election at an annual or special meeting of the stockholders called, noticed and held for that purpose or via action by written consent of stockholders entitled to vote for the election of such director(s) (in each case, as applicable, of the class in question) without a meeting.  A director so elected shall be elected to hold office until the earlier of the expiration of the term of office of the director whom he or she has replaced, a successor is duly elected and qualified or the earlier of such director's death, resignation or removal.

Section 3.04  Removal and Resignation.

(a)
Removal.  Any director may be removed either for or without cause, at any special meeting of stockholders by the affirmative vote of a majority of the voting power of the shares of the stockholders present in person or by proxy at such meeting and entitled to vote for the election of such director, if notice of the intention to act upon such matter shall have been given in the notice calling such meeting.  Except as otherwise provided in the Certificate of Incorporation, any director may be removed either for or without cause, at any meeting of the Board of Directors, by the affirmative vote of at least two-thirds of all members of the Board of Directors.

(b)
Resignation.  Any director may resign at any time by notice given in writing or by electronic transmission to the Secretary or the Chairman of the Board.  Such resignation shall take effect at the date of receipt of such notice by the Corporation or at such later time as is therein specified (not later than the normal expiration date of such director’s term of service), in which event the Board of Directors may fill the pending vacancy before the effective date if it provides that the successor does not take office until the effective date.

Section 3.05  Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such times and at such places, within or without the State of Delaware, so long as the date, time and place (if any) of such meetings are fixed generally by the Board of Directors or the Chairman of the Board.  Except as required by law, by the Certificate of Incorporation, or by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular meeting of the Board of Directors need be specified in the notice for such meeting.

Section 3.06  Special Meetings. Special meetings of the Board of Directors may be held at such times and at such places, within or without the State of Delaware, as may be determined by the Chairman of the Board or the President on at least 24 hours’ notice to each director given by one of the means specified in 0 hereof other than by mail or on at least three days’ notice if given by mail.  Special meetings shall be called by the Chairman of the Board or the Secretary in like manner and on like notice on the written request of any two or more directors.  Except as required by law, by the Certificate of Incorporation, or by these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice for such meeting.

Section 3.07  Telephone Meetings.  Board of Directors and Board of Directors’ committee meetings may be held by means of telephone conference or other communications equipment by means of which all persons participating in the meeting can hear each other and be heard.  Participation by a director in a meeting pursuant to this Section 3.07 shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

Section 3.08  Adjourned Meetings.  A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least 24 hours’ notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in 0 hereof other than by mail, or at least three days’ notice if by mail.  Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.

Section 3.09  Notices.  Subject to 0, 0 and 0 hereof, whenever notice is required to be given to any director by applicable law, the Certificate of Incorporation or these Bylaws, such notice shall be deemed given effectively if given in person or by telephone, mail addressed to such director at such director's address as it appears on the records of the Corporation, facsimile, e-mail or by other means of electronic transmission (in each case, directed to the address, phone number, facsimile number, email address or other electronic transmission address or delivery location provided or confirmed by such director).

Section 3.11  Waiver of Notice and Deemed Assent.  Whenever the giving of any notice to directors is required by applicable law, the Certificate of Incorporation or these Bylaws, a waiver thereof, given by the director entitled to the notice, whether before or after such notice is required, shall be deemed equivalent to notice.  Attendance by a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time of the meeting or the manner in which it has been called or convened except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting or promptly upon arrival at the meeting, to the transaction of any business on the ground that the meeting was not lawfully called or convened.  Except as may be otherwise expressly provided by law, by the Certificate of Incorporation or by these Bylaws, neither the business to be transacted at, nor the purpose of, any regular or special Board of Directors or committee meeting need be specified in any waiver of notice.  A director who is present at a meeting of the Board of Directors or a committee of the Board of Directors when action is taken is deemed to have assented to the action taken at such meeting unless (i) the director objects at the beginning of the meeting (or promptly upon his or her arrival) to the holding of the meeting or to transacting specified business at the meeting, or (ii) the director votes against or abstains from voting on the action taken.

Section 3.12  Chairman and Secretary of Meetings.  At each meeting of the Board of Directors, the Chairman of the Board or, in his or her absence, another director selected by the Board of Directors, shall preside.  The Secretary shall act as secretary at each meeting of the Board of Directors.  If the Secretary is absent from any meeting of the Board of Directors, an assistant Secretary (if one has been appointed) shall perform the duties of secretary at such meeting; and in the absence from any such meeting of the Secretary and all assistant Secretaries, the Board or the person presiding at the meeting may appoint any person to act as secretary of the meeting.

Section 3.13  Quorum of Directors.  The presence of a majority of the total number of members of the Board of Directors fixed by, or in accordance with, these Bylaws shall be necessary and sufficient to constitute a quorum for the transaction of business at any meeting of the Board of Directors; provided, however, that whenever, for any reason, a vacancy occurs in the Board of Directors, a quorum shall consist of a majority of the remaining directors until the vacancy has been filled in accordance with these Bylaws.

Section 3.14  Action By Majority Vote.  Except as otherwise expressly required by law, the Certificate of Incorporation or these Bylaws, the vote of a majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall be the act of the Board of Directors. Action by Written Consent Without a Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, without prior notice and without a vote if all directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.  Any action taken by written consent under this Section 3.14 shall be deemed effective when the last director signs the consent, unless the consent specifies otherwise, and shall have the same effect as a meeting vote and may be described as such in any document.

Section 3.15  Committees of the Board of Directors.  The Board of Directors may designate one or more committees, each committee to consist of one or more of the members of the Board of Directors.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  If a member of a committee shall be absent from any meeting, or disqualified from voting thereat, the remaining member or members present at the meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may, by a unanimous vote, appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.  Any such committee, to the extent permitted by applicable law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be affixed to all papers that may require it to the extent so authorized by the Board of Directors.  Unless the Board of Directors provides otherwise, at all meetings of Board committees, a majority of the then authorized members of the committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members of the committee present at any meeting at which there is a quorum shall be the act of the committee.  Each committee shall keep regular minutes of its meetings. Unless the Board of Directors provides otherwise, each committee designated by the Board of Directors may make, alter and repeal rules and procedures for the conduct of its business.  In the absence of such rules and procedures each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to this Article III.  The members of all committees of the Board of Directors shall serve a term coexistent with that of the Board of Directors which shall have appointed such committee.  The Board of Directors, subject to the provisions of this Section 3.15, may at any time increase or decrease the number of members of a committee or terminate the existence of a committee.  The membership of a committee member shall terminate on the date of his or her death, voluntary resignation from the committee or from the Board of Directors or expiration of the term of such committee member as a member of the Board of Directors.  The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 3.16  Compensation.  Unless specifically authorized by a resolution of the Board of Directors (or an appropriately authorized and designated committee of the Board), the directors shall serve in such capacity without compensation.  The directors may be reimbursed for their out-of-pocket expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed fee or sum for attendance at each meeting of the Board of Directors.  Members of special or standing committees may be allowed like compensation for attending committee meetings.  No such payments shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV
OFFICERS

Section 4.01  Positions and Election.  The officers of the Corporation shall be elected annually by the Board of Directors and shall include a Chairman of the Board, a President, a treasurer (the “Treasurer”) and a Secretary. The Board of Directors, in its discretion, may also elect one or more vice chairmen, one or more vice presidents and one or more assistant Treasurers, assistant Secretaries and other officers.  Any individual may be elected to, and may hold, more than one office of the Corporation.

Section 4.02  Term.  Each officer of the Corporation shall hold office until such officer's successor is elected and qualified or until such officer's earlier death, resignation, termination or removal.  Any officer elected or appointed by the Board of Directors may be removed by the Board of Directors at any time with or without cause by the majority vote of the members of the Board of Directors then in office.  The removal of an officer shall be without prejudice to his or her contract rights, if any.  The election or appointment of an officer shall not of itself create contract rights.  Any officer of the Corporation may resign at any time by giving written notice of his or her resignation to the President or the Secretary.  Such resignation is effective when delivered unless the notice specifies a later effective date (not to exceed the normal expiration of his or her appointment), subject to the right and power of the Board of Directors to remove and terminate such officer at an earlier date.  If a resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date if the Board of Directors provides that the successor does not take office until the effective date.  Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  Should any vacancy occur among the officers, the position shall be filled for the unexpired portion of the term by appointment made by the Board of Directors.  The salaries and other compensation of all officers of the Corporation shall be fixed in the manner designated by the Board of Directors.  The Board of Directors may authorize the Corporation to enter into employment agreements with any officer of the Corporation.

Section 4.03  The Chairman of the Board.  Except as otherwise provided in these Bylaws, the Chairman of the Board shall preside at all meetings of the Board of Directors and of the stockholders.  He or she shall have such other powers and perform such other duties as required of him or her by these Bylaws and as might from time to time be assigned to him or her by the Board of Directors.  The Chairman of the Board shall be a member of the Board of Directors but no other officer of the Corporation need be a member of the Board of Directors.

Section 4.04  The President.  The President shall be the chief executive officer of the Corporation and have general supervision and active management over the administration, business and affairs of the Corporation.  He or she shall see that all orders and resolutions of the Board of Directors are carried into effect, and shall perform such other duties and shall have such other powers which these Bylaws or the Board of Directors may from time to time prescribe.

Section 4.05  Vice Presidents.  One or more Vice Presidents may, but need not, be appointed by the Board of Directors.  The order of the seniority of the Vice Presidents shall be in the order of their nomination, unless otherwise determined by the Board of Directors.  Absent a vote of the majority of the Board of Directors to the contrary, the Vice Presidents, in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President and, as applicable, any more senior Vice Presidents, or when the office of President is vacant.   Each Vice President (if any) shall have such powers and perform such duties as may be assigned to him or her from time to time by the Chairman of the Board or the President.

Section 4.06  The Secretary.  Except as otherwise provided in these Bylaws, the Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept by the Secretary for that purpose, and shall perform like duties for committees of the board when required.  He or she shall maintain and keep the stock transfer books and records of the Corporation.  The Secretary shall authenticate records of the Corporation.  He or she shall give, or cause to be given, notice of all meetings of the stockholders and meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the President.  The Secretary shall keep in safe custody the seal of the Corporation and, when authorized by the Board of Directors, affix the seal to all documents requiring it and attest to the same.

Section 4.07  The Treasurer.  The Treasurer shall be the chief financial officer of the Corporation, and shall have the custody of the corporate funds and securities and financial records of the Corporation, except as otherwise provided by the Board of Directors, and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, prepare and maintain financial budgets and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer shall disburse the funds of the Corporation as may be ordered by or pursuant to authority of the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chairman of the Board and the Board of Directors, at regular meetings of the Board of Directors, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition and results of operations of the Corporation.  The Treasurer shall perform such other duties commonly incident to his or her office and perform such other duties and share such other powers as the Board of Directors may from time to time designate.

Section 4.08  Duties of Officers May be Delegated. In case any officer is absent, or for any other reason that the Board of Directors may deem sufficient, the Chairman of the Board, the President or the Board of Directors may delegate for the time being the powers or duties of such officer to any other officer or to any director.

ARTICLE V
STOCK CERTIFICATES AND THEIR TRANSFER

Section 5.01  Certificates Representing Shares.  The shares of stock of the Corporation shall be represented by certificates; provided that the Board of Directors may provide by resolution or resolutions that some or all of any class or series shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. If shares are represented by certificates, such certificates shall be in the form, other than bearer form, approved by the Board of Directors.  The certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Each certificate shall state on the face thereof the Corporation’s name and state of incorporation, the holder's name, the number and class of shares, and the par value of such shares or a statement that such shares are without par value.  The certificates representing shares of stock of each class shall be signed by, or in the name of, the Corporation by the President or any Vice President, and by the Secretary, any assistant secretary, the Treasurer or any assistant Treasurer. Any or all such signatures may be facsimiles. Although any officer, transfer agent or registrar whose manual or facsimile signature is affixed to such a certificate ceases to be such officer, transfer agent or registrar before such certificate has been issued, it may nevertheless be issued by the Corporation with the same effect as if such officer, transfer agent or registrar were still such at the date of its issue.  Each certificate shall state upon the face or back therein, in full or in summary, all of the powers, limitations or restrictions and relative rights of the shares authorized to be issued, provided that, except as otherwise provided by law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate a statement that the Corporation will furnish without charge to each stockholder who so requests the voting powers, designations, preferences, limitations, restrictions and relative rights of each class of stock or series thereof.  No certificate shall be issued for any share until the consideration therefor, in form and amount deemed appropriate by the Board of Directors or authorized officer consistent with applicable law, has been fully paid.

Section 5.02  Transfers of Stock.  Stock of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of stock shall be made on the books of the Corporation only by the holder of record thereof or by such person's attorney lawfully constituted in writing and, in the case of certificated shares, upon the surrender of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred. To the extent designated by the President or any Vice President or the Treasurer, the Corporation may recognize the transfer of fractional uncertificated shares, but shall not otherwise be required to recognize the transfer of fractional shares.  The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by applicable law.  Whenever any transfer of shares shall be made for collateral security, and not absolutely, such fact shall be so expressed in the entry of transfer if, when the certificate or certificates shall be presented to the Corporation for transfer, both the transferor and the transferee request the Corporation to do so.

Section 5.03  Transfer Agents and Registrars. The Board of Directors may appoint, or authorize any officer or officers to appoint, one or more transfer agents and one or more registrars.

Section 5.04  Lost, Stolen or Destroyed Certificates. The Board of Directors may direct a new certificate or uncertificated shares to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen or destroyed certificate. When authorizing such issue of a new certificate or uncertificated shares, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of the lost, stolen or destroyed certificate, or the owner's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen or destroyed or the issuance of such new certificate or uncertificated shares.

Section 5.05  Registered Stockholders.  The Corporation shall be entitled to treat the holder of record of any share or shares of capital stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by applicable law.

ARTICLE VI
GENERAL PROVISIONS

Section 6.01  Seal.  The seal of the Corporation shall be in such form as shall be approved by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise, as may be prescribed by law or custom or by the Board of Directors.  Except as prescribed by law, no seal shall be required to accompany any signature of an officer or any authorization by the Board of Directors of the Corporation.

Section 6.02  Fiscal Year.  The fiscal year of the Corporation shall be from January 1 through December 31 of each calendar year, except as otherwise approved by the Board of Directors.

Section 6.03  Checks, Notes, Drafts, Etc.  All checks, notes, drafts or other orders for the payment of money of the Corporation shall be signed, endorsed or accepted in the name of the Corporation by such officer, officers, person or persons as from time to time may be designated by the Board of Directors or by an officer or officers authorized by the Board of Directors to make such designation.

Section 6.04  Dividends. Subject to applicable law and the Certificate of Incorporation, dividends upon the shares of capital stock of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors.  Dividends may be paid in cash, in property or in shares of the Corporation's capital stock, out of funds legally available therefor, unless otherwise provided by applicable law or the Certificate of Incorporation.

Section 6.05  Reserves.  There may be set aside out of any funds of the Corporation available for dividends such sum or sums as a majority of the directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the directors shall think conducive to the interest of the Corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.

Section 6.06  Conflict With Applicable Law or Certificate of Incorporation. These Bylaws are adopted subject to any applicable law and the Certificate of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Certificate of Incorporation, such conflict shall be resolved in favor of such law or the Certificate of Incorporation.

Section 6.07  Execution of other Securities.  All bonds, debentures and other corporate securities issued by the Corporation, other than stock certificates, may be signed by the Chairman of the Board, the President or any Vice President, the Treasurer, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an assistant Secretary, or the Treasurer or an assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the person signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Treasurer or an assistant Treasurer or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the Corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the Corporation.

Section 6.08  Approval of Acts.  The Corporation shall be deemed to have waived any claim against any officer of the Corporation for any act or deed approved or ratified by the Board of Directors, and the Corporation and all stockholders shall be deemed to have waived any claim against any director or officer of the Corporation for any act or deed approved or ratified by a majority of the stockholders present in person or by proxy at any meeting of stockholders, whether or not such meeting was called for such purpose(s) and whether or not the notice of such meeting specifies that such matter is to be considered or voted upon.

ARTICLE VII
AMENDMENTS

These Bylaws may be amended, altered, changed and repealed, and new bylaws may be adopted, by the Board of Directors, by the affirmative move of a majority of the total number of members then constituting the Board of Directors.  To the extent permitted by applicable law and the Certificate of Incorporation, these Bylaws may be altered, amended or repealed, and new Bylaws may be adopted, by action of the stockholders of the Corporation, in accordance with the provisions of Article II above and any applicable provisions of the Certificate of Incorporation.

ARTICLE VIII
INDEMNIFICATION

Section 8.01  Indemnification.  The Corporation shall, and does hereby, consistent with the Certificate of Incorporation, indemnify to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any such future legislation or decisions, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to such legislation or decisions), each person (including here and hereinafter, the heirs, executors, administrators, personal representatives, assigns or estate of such person) who was or is a party, or is threatened to be made a party, or was or is a witness, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), from, against and in respect of any liability (which for purposes of this Article VIII shall include any judgment, settlement, penalty or fine) or cost, charge or expense (including attorneys’ fees and expenses) asserted against him or her or incurred by him or her by reason of the fact that such indemnified person (i) is or was a member of the Board of Directors, or (ii) is or was an officer of the Corporation; provided, however, that, as specified in Section 8.03 and except for Proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors, administrators or personal or legal representatives) in connection with a Proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors.  In addition, the Corporation, as authorized by the Board of Directors, may indemnify to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any such future legislation or decisions, only to the extent that it permits the Corporation to provide broader indemnification rights than permitted prior to such legislation or decisions), each person (including here and hereinafter, the heirs, executors, administrators, personal representatives, assigns or estate of such person) who was or is a party, or is threatened to be made a party, or was or is a witness, to any threatened, pending or completed Proceeding, from, against and in respect of any liability (which for purposes of this Article shall include any judgment, settlement, penalty or fine) or cost, charge or expense (including attorneys’ fees and expenses) asserted against him or her or incurred by him or her by reason of the fact that such indemnified person (i) is or was an employee or agent of the Corporation as to whom the Corporation has agreed in writing to grant such indemnity, or (ii) is or was serving, at the request of the Corporation, as a director, officer, employee or trustee of another corporation, partnership, joint venture, trust or other enterprise (including serving as a fiduciary of an employee benefit plan) or is or was serving as an agent of such other corporation, partnership, joint venture, trust or other enterprise, in each case, as to whom the Corporation has agreed in writing to grant such indemnity.  Each director, officer, employee or agent of the Corporation as to whom indemnification rights have been or may be granted under this Section 8.01 shall be referred to, as applicable, as an “Indemnified Person”.

Notwithstanding the foregoing, except as specified in Section 8.03 and except for any Proceeding to enforce rights to indemnification, the Corporation shall not be required to indemnify an Indemnified Person in connection with a Proceeding (or any part thereof) initiated by such Indemnified Person unless the authorization for such Proceeding (or any part thereof) was not denied by the Board of Directors within 60 days after receipt of notice thereof from such Indemnified Person stating his intent to initiate such Proceeding and only then upon such terms and conditions as the Board of Directors may deem appropriate.

Section 8.02  Advancement of Costs, Charges and Expenses.  Costs, charges and expenses (including attorneys’ fees and expenses) incurred by an Indemnified Person in defending a Proceeding shall, in the case of a director or officer, and may, in the case of an employee or agent (if and as specifically authorized by the Board of Directors), be paid against invoice therefor or other proper documentation thereof, by the Corporation, to the fullest extent permitted or authorized by current or future legislation or current or future judicial or administrative decisions (but, in the case of any such future legislation or decisions, only to the extent that it permits the Corporation to provide broader rights to advance costs, charges and expenses than permitted prior to such legislation or decisions), in advance of the final disposition of such Proceeding, upon receipt of an undertaking by or on behalf of the Indemnified Person (as applicable) to repay all amounts so advanced in the event that it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation pursuant to the Certificate of Incorporation and this Article.  The Corporation may, upon approval of the Indemnified Person, authorize the Corporation’s counsel (or other counsel designated by the Corporation) to represent such person in any Proceeding, whether or not the Corporation is a party to such Proceeding.  Such authorization may be made by the Chairman of the Board, unless he is a party to such Proceeding, or by the Board of Directors, including directors who are parties to such Proceeding.

Section 8.03  Procedure For Indemnification.  Any indemnification or advancement of expenses under this Article VIII shall be made promptly and in any event within 45 days upon the written request of the Indemnified Person.  The right to indemnification or advances as granted by this Article shall be enforceable by the Indemnified Person in any court of competent jurisdiction, if the Corporation denies such request under this Article, in whole or in part, or if no disposition thereof is made within 45 days.  Such Indemnified Person’s costs and expenses incurred in connection with successfully establishing his or her right to indemnification or expense advances as granted under this Article, in whole or in part, in any such action shall also be indemnified by the Corporation.  It shall be a defense to any such action that the claimant has not met the standard of conduct, if any, required by current or future legislation or by current or future judicial or administrative decisions for indemnification (but, in the case of any such future legislation or decisions, only to the extent that it does not impose a more stringent standard of conduct than permitted prior to such legislation or decision), but the burden of proving such defense shall be on the Corporation.  Neither the failure of the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct, if any, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors or any committee thereof, its independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 8.04  Rights Not Exclusive; Contract Right; Survival.  The indemnification and advancement of expenses provisions provided under this Article VIII shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in such person’s official capacity and as to actions in another capacity while holding such office, and shall continue as to an Indemnified Person (as granted under or pursuant to this Article VIII) who has ceased to be a director, officer, employee or agent, as the case may be, and shall inure to the benefit of the heirs, executors, administrators, personal representatives, assigns and estate of such person.  The rights to indemnification and expense advances under this Article VIII (if and as provided in this Article) shall be deemed to be a contract between the Corporation and each Indemnified Person (as applicable) who serves or served in such capacity at any time while this Article is in effect and, as such, are enforceable against the Corporation.  Any repeal or modification of this Article or any repeal or modification of relevant provisions of applicable law shall not in any way diminish these rights to indemnification of or expense advances to such Indemnified Person, or the obligations of the Corporation arising hereunder, for claims relating to matters occurring prior to such repeal or modification.

Section 8.05  Insurance.  The Corporation may purchase and maintain insurance (including, without limitation, errors and omissions insurance) on such terms and conditions as it deems appropriate on behalf of and for the benefit of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise (including serving as a trustee or fiduciary of an employee benefit plan), with respect to any liability asserted against him or her or incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article or applicable law.

Section 8.06  Savings Clause.  If this Article VIII or any portion hereof shall be invalidated or found to be void or unenforceable on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify and hold harmless, and make expense advances to, each Indemnified Person (as applicable) entitled to such under and/or pursuant to this Article as to costs, charges and expenses (including attorneys’ fees), liabilities, judgments, fines and amounts paid in settlement with respect to any Proceeding, including any action by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article VIII that shall not have been invalidated, voided or found unenforceable and as otherwise permitted by applicable law.

ARTICLE IX
Execution of Instruments; Voting of Securities Owned by the Corporation

Section 9.01  Execution of Instruments.

(a)
The Board of Directors may, in its discretion, determine the method and designate the signatory officer of officers, or other person or persons, to execute on behalf of the Corporation any corporate instrument or document, or to sign on behalf of the corporate name without limitation, or to enter into contracts on behalf of the Corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the Corporation.

(b)
Unless otherwise specifically determined by the Board of Directors or otherwise required by law or these Bylaws, promissory notes, deeds of trust, mortgages and other evidence of indebtedness of the Corporation, and other corporate instruments or documents requiring the corporate seal, and certificates of shares of stock owned by the Corporation, shall be executed, signed or endorsed by the Chairman of the Board, or the President or any Vice President, and by the Secretary or Chief Financial Officer or Treasurer or any assistant Secretary or assistant Treasurer. All other instruments and documents requiring the corporate signature, but not requiring the corporate seal, may be executed as aforesaid or in such other manner as may be directed by the Board of Directors.

(c)
All checks and drafts drawn on banks or other depositaries on funds to the credit of the Corporation or in special accounts of the Corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

(d)
Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the Corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 9.02  Voting of Securities Owned by the Corporation.  All stock and other securities of other corporations owned or held by the Corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board, the President, or any Vice President.

These Amended Bylaws were duly adopted by the Board of Directors of the Corporation at a regular meeting of the board duly noticed, called and held on May 24, 2013.